Exhibit 99.1

The Scotts Miracle-Gro Company

NEWS

ScottsMiracle-Gro Announces Record Results for Fiscal 2010;
Strong Demand Continues to Drive Global Consumer Growth

•	Full-year sales grow 5% to $3.14 billion; led by 7% increase in Global Consumer
•	Adjusted full- year earnings: $3.41 per share; GAAP earnings: $3.14 per share
•	Full-year adjusted gross margin rate improves 70 basis points
•	Free cash flow of $213 million; Debt-to-EBITDA ratio declines to 2.0
•	Fourth quarter adjusted operating results improve 18 percent

MARYSVILLE, Ohio (November 4, 2010) – The Scotts Miracle-Gro Company (NYSE: SMG), the world’s leading marketer of branded consumer lawn and garden products, today announced that company-wide sales in fiscal 2010 increased 5 percent to a record $3.14 billion, driven by continued strength in the core U.S. consumer business.

Adjusted income from continuing operations – which excludes the impact of product registration and recall costs as well as impairment charges – was a record $230.7 million, or $3.41 per share, exceeding the Company’s previous guidance. Under U.S. generally accepted accounting principles (GAAP), the Company posted income from continuing operations for the year of $212.4 million, or $3.14 per share, an increase of 34 percent from fiscal 2009.

“Every business unit exceeded its original plan, leading to record performance in fiscal 2010,” said Jim Hagedorn, chairman and chief executive officer. “The strength of the core consumer business in particular demonstrates the resiliency of the lawn and garden category, especially of our brands. The strong spring season was followed by a challenging summer. However, fall lawn care activity is the highest we have ever experienced.

“We are extremely pleased with our performance in 2010 and we’re confident that the continued level of consumer and retailer engagement in the category gives us strong momentum as we prepare for the 2011 season.”

FOURTH QUARTER RESULTS

Company-wide sales for the quarter ended September 30 were $475.7 million, a decrease of 9 percent from the same period a year ago. It is important to note that the quarter had five fewer days than in 2009 due to a shift in the fiscal calendar. Those days accounted for $37.7 million in sales in 2009. For fiscal 2010, Global Consumer sales decreased 10 percent to $335.1 million from $373.2 million for the same period a year ago. Excluding the impact of foreign exchange, sales in the United States decreased 13 percent and International sales increased 3 percent.

“The sales decline in the quarter is in line with expectations due to the calendar shift and early season increases in retail inventory levels,” Hagedorn said. “The strong consumer activity we have seen throughout the fall lawn care season is allowing us to finish the fall season with appropriate levels of retail inventory, which leaves us well positioned for next year’s growing season.”

Scotts LawnService reported sales of $79.2 million, down 2 percent from the comparable quarter in 2009. Global Professional sales declined by 11 percent to $61.6 million. Excluding the impact of changes in foreign currency, sales declined 8 percent.

On an adjusted basis, the company-wide gross margin rate increased to 30.0 percent in the quarter, compared with 29.3 percent a year earlier. Selling, general and administrative expenses (SG&A) were $166.3 million, down 6 percent from $177.2 million a year earlier. The decrease was primarily driven by a strong focus on controlling non-revenue generating expenses. Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) was a loss of $13.1 million, compared with a loss of $9.1 million a year ago.

The Company reported an adjusted loss from continuing operations of $19.1 million in the quarter, or $0.29 per share, compared with $23.2 million, or $0.36 per share a year earlier. On a reported basis, the quarterly loss from continuing operations was $33.6 million, or $0.51 per share, compared with $27.3 million, or $0.42 per share, in the prior year. The quarter included an $18.5 million non-cash asset impairment charge primarily related to certain brands and sub-brands that have been discontinued or de-emphasized.

FULL-YEAR RESULTS

Company-wide sales for the year improved 5 percent to a record $3.14 billion, while foreign exchange had an inconsequential impact on consolidated sales.

Global Consumer sales increased 7 percent to $2.65 billion and improved by 6 percent when excluding the impact of foreign currency. Growth was driven solely by increased unit volume. Scotts LawnService sales decreased 3 percent to $224.1 million. Global Professional sales were $266.9 million, an increase of 1 percent. Excluding the impact of foreign exchange, Global Professional sales were essentially flat.

On an adjusted basis, the company-wide gross margin rate improved 70 basis points to 36.6 percent, driven primarily by supply chain improvements and favorable product mix. SG&A increased 1 percent for the year to $746.7 million despite a double-digit increase in advertising spending and incurring costs to establish five regional offices in the U.S.

“The investments we are making are helping improve our competitive position and will be key to our continued growth and success,” said Dave Evans, chief financial officer. “Those increased investments are being largely offset by cost reductions elsewhere, allowing us to realize our goal of driving leverage through our income statement.”

Company-wide operating income was $384.6 million, which includes the impact of product registration and recall costs, as well as asset impairment. Operating income on a segment basis is as follows: Global Consumer, $504.1 million; Scotts LawnService, $24.3 million; and Global Professional, $12.1 million.

Adjusted EBITDA increased 25 percent to $438.0 million. Adjusted income from continuing operations was $230.7 million, or $3.41 per share, compared with $172.9 million, or $2.62 per share a year earlier. Income from continuing operations on a GAAP basis was $212.4 million, or $3.14 per share, compared with $154.6 million, or $2.34 per share, in 2009.

In addition to the previously mentioned impairment charge, the adjusted results for 2010 exclude $8.7 million of pre-tax costs associated with product recalls and registration matters. The adjusted results for 2009 exclude $28.6 million of pre-tax costs associated with product recalls and registration issues.

The Company reported $213 million in free cash flow, which is defined as cash provided by operating activities, as defined by GAAP, less capital expenditures.

The Company will discuss its fourth quarter and full-year results during a Webcast and conference call at 9 a.m. Eastern Time today. The call will be available live on the Investor Relations section of the ScottsMiracle-Gro Web site, http://investor.scotts.com.

An archive of the Webcast, as well as accompanying financial information regarding any non-GAAP financial measures discussed by the Company during the call, will be available on the Web site for at least 12 months.

About ScottsMiracle-Gro
With approximately $3 billion in worldwide sales, The Scotts Miracle-Gro Company, through its wholly-owned subsidiary, The Scotts Company LLC, is the world’s largest marketer of branded consumer products for lawn and garden care, with products for professional horticulture as well. The Company’s brands are the most recognized in the industry. In the U.S., the Company’s Scotts®, Miracle-Gro® and Ortho® brands are market-leading in their categories, as is the consumer Roundup® brand, which is marketed in North America and most of Europe exclusively by Scotts and owned by Monsanto. In the U.S., we operate Scotts LawnService®, the second largest residential lawn care service business. In Europe, the Company’s brands include Weedol®, Pathclear®, Evergreen®, Levington®, Miracle-Gro®, KB®, Fertiligène® and Substral®. For additional information, visit us at www.scotts.com.

Cautionary Note Regarding Forward-Looking Statements
Statements contained in this press release, other than statements of historical fact, which address activities, events and developments that the Company expects or anticipates will or may occur in the future, including, but not limited to, information regarding the future economic performance and financial condition of the Company, the plans and objectives of the Company’s management, the Company’s assumptions regarding such performance and plans, as well as the amount and timing of repurchases of the Company’s common shares are “forward-looking statements” within the meaning of the U.S. federal securities laws that are subject to risks and uncertainties. These forward-looking statements generally can be identified as statements that include phrases such as “guidance,” “outlook,” “projected,” “believe,” “target,” “predict,” “estimate,” “forecast,” “strategy,” “may,” “goal,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “should” or other similar words or phrases. Actual results could differ materially from the forward-looking information in this release due to a variety of factors, including, but not limited to:

•	The ongoing governmental investigations regarding the Company’s compliance with the Federal Insecticide, Fungicide, and Rodenticide Act of 1947, as amended, could adversely affect the Company’s financial condition, results of operations or cash flows;
•	Compliance with environmental and other public health regulations could increase the Company’s costs of doing business or limit the Company’s ability to market all of its products;
•	Increases in the prices of certain raw materials could adversely affect the Company’s results of operations;
•	Because of the concentration of the Company’s sales to a small number of retail customers, the loss of one or more of, or significant reduction in orders from, its top customers could adversely affect the Company’s financial results;
•	Adverse weather conditions could adversely impact financial results;
•	The Company’s historical seasonality could impair its ability to pay obligations as they come due, including the Company’s operating expenses;
•	The Company’s significant international operations make the Company susceptible to fluctuations in currency exchange rates and to other costs and risks associated with international regulation;
•	The Company may not be able to adequately protect its intellectual property and other proprietary rights that are material to the Company’s business;
•	The Company depends on key personnel and may not be able to retain those employees or recruit additional qualified personnel;
•	If Monsanto Company were to terminate the Marketing Agreement for consumer Roundup products without being required to pay any termination fee, the Company would lose a substantial source of future earnings and overhead expense absorption;
•	Hagedorn Partnership, L.P. beneficially owns approximately 30% of the Company’s outstanding common shares on a fully diluted basis and can significantly influence decisions that require the approval of shareholders, whether or not such decisions are in the best interest of other shareholders or the holders of the Company’s 7.25% coupon rate Senior Notes due 2018;
•	The Company may pursue acquisitions, dispositions, investments, dividends, share repurchases and/or other corporate transactions that it believes will maximize equity returns of our shareholders but may involve risks.

Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release is readily available in the Company’s publicly filed quarterly, annual and other reports. The Company disclaims any obligation to update developments of these risk factors or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

Contact:
Jim King
Senior Vice President
Investor Relations & Corporate Affairs
(937) 578-5622

THE SCOTTS MIRACLE-GRO COMPANY
Results of Operations for the Three and Twelve Months
Ended September 30, 2010 and September 30, 2009
(in millions, except per share data)
(Unaudited)
Note: See Accompanying Footnotes on Page 11

			Three Months Ended			Twelve Months Ended
			September 30,	September 30,	%	September 30,	September 30,	%
	Footnotes		2010	2009	Change	2010	2009	Change

Net sales			$475.7	$522.5	-9%	$3,139.9	$2,980.7	5%
Cost of sales			332.8	369.6		1,989.6	1,911.4
Cost of sales — product registration and recall matters			1.5	4.6		3.0	11.7

Gross profit			141.4	148.3	-5%	1,147.3	1,057.6	8%
% of sales			29.7%	28.4%		36.5%	35.5%

Operating expenses:
Selling, general and administrative			166.3	177.2	-6%	746.7	742.9	1%
Product registration and recall matters			1.4	2.0		5.7	16.8
Impairment, restructuring and other charges			18.5	—		18.5	—
Other expense (income), net			(0.2)	2.0		(8.2)	0.3

Income (loss) from operations			(44.6)	(32.9)	-36%	384.6	297.6	29%
% of sales			-9.4%	-6.3%		12.2%	10.0%

Interest expense			9.1	10.5		46.8	56.4

Income (loss) from continuing operations before income taxes			(53.7)	(43.4)	-24%	337.8	241.2	40%

Income tax expense (benefit) from continuing operations			(20.1)	(16.1)		125.4	86.6

Income (loss) from continuing operations			(33.6)	(27.3)	-23%	212.4	154.6	37%

Income (loss) from discontinued operations, net of tax			1.0	12.4		(8.3)	(1.3)

Net income (loss)			$(32.6)	$(14.9)	-119%	$204.1	$153.3	33%

Basic income (loss) per common share:	(1)
Income (loss) from continuing operations			$(0.51)	$(0.42)	-22%	$3.20	$2.38	35%
Income (loss) from discontinued operations			0.02	0.19		(0.12)	(0.02)

Net income (loss)			$(0.49)	$(0.23)	-116%	$3.08	$2.36	31%

Diluted income (loss) per common share:	(2)
Income (loss) from continuing operations			$(0.51)	$(0.42)	-22%	$3.14	$2.34	34%
Income (loss) from discontinued operations			0.02	0.19		(0.12)	(0.02)

Net income (loss)			$(0.49)	$(0.23)	-116%	$3.02	$2.32	30%

Common shares used in basic income (loss) per share calculation			66.5	65.3	2%	66.3	65.0	2%

Common shares and potential common shares used in diluted income (loss) per share calculation			66.5	65.3	2%	67.6	66.1	2%

Results from continuing operations excluding product registration and recall matters and impairment charges:

Adjusted income (loss) from continuing operations	(4)		$(19.1)	$(23.2)	18%	$230.7	$172.9	33%

Adjusted diluted income (loss) per share from continuing operations	(2	) (4)	$(0.29)	$(0.36)	20%	$3.41	$2.62	30%

Adjusted EBITDA	(3	) (4)	$(13.1)	$(9.1)	-44%	$438.0	$350.5	25%

THE SCOTTS MIRACLE-GRO COMPANY
Net Sales and Income (Loss) from Operations by Segment for the
Three and Twelve Months Ended September 30, 2010 and September 30, 2009
(in millions)
(Unaudited)
The Company is divided into the following reportable segments: Global Consumer, Global Professional, Scotts LawnService® and Corporate & Other. The Corporate & Other segment consists of corporate general and administrative expenses. This division of reportable segments is consistent with how the segments report to and are managed by senior management of the Company. Certain reclassifications were made to the Global Consumer and Global Professional prior period amounts to reflect changes in the structure of the Company’s organization effective fiscal 2010.
Segment performance is evaluated based on several factors, including income from continuing operations before amortization, product registration and recall costs, and impairment, restructuring and other charges, which are not generally accepted accounting principles (“GAAP”) measures. Management uses this measure of operating profit to gauge segment performance because we believe this measure is the most indicative of performance trends and the overall earnings potential of each segment.

	Three Months Ended			Twelve Months Ended
	September 30,	September 30,		September 30,	September 30,
	2010	2009	% Change	2010	2009	% Change
Net Sales:
Global Consumer	$335.1	$373.2	-10%	$2,649.7	$2,485.3	7%
Global Professional	61.6	68.9	-11%	266.9	265.4	1%
Scotts LawnService®	79.2	80.6	-2%	224.1	231.1	-3%

Segment total	$475.9	$522.7	-9%	$3,140.7	$2,981.8	5%

Roundup® amortization	(0.2)	(0.2)		(0.8)	(0.8)
Product registration and recall matters	—	—		—	(0.3)

Consolidated	$475.7	$522.5	-9%	$3,139.9	$2,980.7	5%

Income (Loss) from Operations:
Global Consumer	$(6.1)	$0.9	-778%	$504.1	$430.1	17%
Global Professional	(3.2)	(8.2)	61%	12.1	18.6	-35%
Scotts LawnService®	22.8	21.3	7%	24.3	19.0	28%
Corporate and Other	(34.1)	(37.3)	9%	(117.8)	(129.0)	9%

Segment total	$(20.6)	$(23.3)	12%	$422.7	$338.7	25%

Roundup® amortization	(0.2)	(0.2)		(0.8)	(0.8)
Other amortization	(2.4)	(2.8)		(10.1)	(11.7)
Product registration and recall matters	(2.9)	(6.6)		(8.7)	(28.6)
Impairment of assets	(18.5)	—		(18.5)	—

Consolidated	$(44.6)	$(32.9)	-36%	$384.6	$297.6	29%

THE SCOTTS MIRACLE-GRO COMPANY
Consolidated Balance Sheets
September 30, 2010 and September 30, 2009
(in millions)
(Unaudited)

	September 30,	September 30,
	2010	2009
ASSETS
Current assets
Cash and cash equivalents	$89.1	$71.6
Accounts receivable, net	408.4	401.3
Inventories, net	403.6	458.9
Prepaids and other current assets	136.5	159.1

Total current assets	1,037.6	1,090.9

Property, plant and equipment, net	394.8	369.7
Goodwill, net	372.8	375.2
Other intangible assets, net	330.2	364.2
Other assets	28.6	20.1

Total assets	$2,164.0	$2,220.1

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current portion of debt	$195.0	$160.4
Accounts payable	153.1	190.0
Other current liabilities	375.8	406.4

Total current liabilities	723.9	756.8

Long-term debt	436.7	649.7
Other liabilities	238.9	229.1

Total liabilities	1,399.5	1,635.6

Shareholders’ equity	764.5	584.5

Total liabilities and shareholders’ equity	$2,164.0	$2,220.1

THE SCOTTS MIRACLE-GRO COMPANY
Reconciliation of Non-GAAP Disclosure Items for the Three
Months Ended September 30, 2010 and September 30, 2009
(in millions, except per share data)
(Unaudited)
Note: See Notes 3 and 4 to the Accompanying Footnotes on Page 11

	Three Months Ended September 30, 2010				Three Months Ended September 30, 2009
		Product				Product
		Registration and				Registration and
	As Reported	Recall Matters	Impairment	Adjusted	As Reported	Recall Matters	Adjusted
Net sales	$475.7	$—	$—	475.7	$522.5	$—	$522.5
Cost of sales	332.8	—	—	332.8	369.6	—	369.6
Cost of sales — product registration and recall matters	1.5	1.5	—	—	4.6	4.6	—

Gross profit	141.4	(1.5)	—	142.9	148.3	(4.6)	152.9
% of sales	29.7%			30.0%	28.4%		29.3%

Operating expenses:
Selling, general and administrative	166.3	—	—	166.3	177.2	—	177.2
Product registration and recall matters	1.4	1.4	—	—	2.0	2.0	—
Impairment, restructuring and other charges	18.5	—	18.5	—	—	—	—
Other (income) expense, net	(0.2)	—	—	(0.2)	2.0	—	2.0

Loss from operations	(44.6)	(2.9)	(18.5)	(23.2)	(32.9)	(6.6)	(26.3)
% of sales	-9.4%			-4.9%	-6.3%		-5.0%

Interest expense	9.1	—	—	9.1	10.5	—	10.5

Loss from continuing operations before income taxes	(53.7)	(2.9)	(18.5)	(32.3)	(43.4)	(6.6)	(36.8)

Income tax benefit from continuing operations	(20.1)	(1.1)	(5.8)	(13.2)	(16.1)	(2.5)	(13.6)

Loss from continuing operations	$(33.6)	$(1.8)	$(12.7)	$(19.1)	$(27.3)	$(4.1)	$(23.2)

Basic loss per share from continuing operations	$(0.51)	$(0.03)	$(0.19)	$(0.29)	$(0.42)	$(0.06)	$(0.36)

Diluted loss per share from continuing operations	$(0.51)	$(0.03)	$(0.19)	$(0.29)	$(0.42)	$(0.06)	$(0.36)

Common shares used in basic loss per share calculation	66.5	66.5	66.5	66.5	65.3	65.3	65.3

Common shares and potential common shares used in diluted loss per share calculation	66.5	66.5	66.5	66.5	65.3	65.3	65.3

Loss from continuing operations	$(33.6)				$(27.3)
Income tax benefit from continuing operations	(20.1)				(16.1)
Income from discontinued operations, net of tax	1.0				12.4
Income tax expense (benefit) from discontinued operations	1.2				(22.2)
Interest expense	9.1				10.5
Depreciation	12.2				12.9
Amortization, including marketing fees	2.6				3.0
Product registration and recall matters, non-cash portion	(0.9)				0.3
Smith & Hawken closure process, non-cash portion	(3.1)				10.0
Impairment of assets	18.5				—
Other non-cash adjustments	—				7.4

Adjusted EBITDA	$(13.1)				$(9.1)

THE SCOTTS MIRACLE-GRO COMPANY
Reconciliation of Non-GAAP Disclosure Items for the Twelve
Months Ended September 30, 2010 and September 30, 2009
(in millions, except per share data)
(Unaudited)
Note: See Notes 3 and 4 to the Accompanying Footnotes on Page 11

	Twelve Months Ended September 30, 2010				Twelve Months Ended September 30, 2009
		Product				Product
		Registration and				Registration and
	As Reported	Recall Matters	Impairment	Adjusted	As Reported	Recall Matters	Adjusted
Net sales	$3,139.9	$—	$—	$3,139.9	$2,980.7	$(0.3)	$2,981.0
Cost of sales	1,989.6	—	—	1,989.6	1,911.4	(0.2)	1,911.6
Cost of sales — product registration and recall matters	3.0	3.0	—	—	11.7	11.7	—

Gross profit	1,147.3	(3.0)	—	1,150.3	1,057.6	(11.8)	1,069.4
% of sales	36.5%			36.6%	35.5%		35.9%

Operating expenses:
Selling, general and administrative	746.7	—	—	746.7	742.9	—	742.9
Product registration and recall matters	5.7	5.7	—	—	16.8	16.8	—
Impairment, restructuring and other charges	18.5	—	18.5	—	—	—	—
Other (income) expense, net	(8.2)	—	—	(8.2)	0.3	—	0.3

Income (loss) from operations	384.6	(8.7)	(18.5)	411.8	297.6	(28.6)	326.2
% of sales	12.2%			13.1%	10.0%		10.9%

Interest expense	46.8	—	—	46.8	56.4	—	56.4

Income (loss) from continuing operations before income taxes	337.8	(8.7)	(18.5)	365.0	241.2	(28.6)	269.8

Income tax expense (benefit) from continuing operations	125.4	(3.1)	(5.8)	134.3	86.6	(10.3)	96.9

Income (loss) from continuing operations	$212.4	$(5.6)	$(12.7)	$230.7	$154.6	$(18.3)	$172.9

Basic income (loss) per share from continuing operations	$3.20	$(0.08)	$(0.19)	$3.47	$2.38	$(0.28)	$2.66

Diluted income (loss) per share from continuing operations	$3.14	$(0.08)	$(0.19)	$3.41	$2.34	$(0.28)	$2.62

Common shares used in basic income (loss) per share calculation	66.3	66.3	66.3	66.3	65.0	65.0	65.0

Common shares and potential common shares used in diluted income (loss) per share calculation	67.6	67.6	67.6	67.6	66.1	66.1	66.1

Income from continuing operations	$212.4				$154.6
Income tax expense from continuing operations	125.4				86.6
Loss from discontinued operations, net of tax	(8.3)				(1.3)
Income tax expense (benefit) from discontinued operations	1.3				(29.2)
Interest expense	46.8				56.4
Depreciation	48.5				47.9
Amortization, including marketing fees	10.9				12.5
Product registration and recall matters, non-cash portion	(1.1)				2.9
Smith & Hawken closure process, non-cash portion	(16.4)				12.7
Impairment of assets	18.5				—
Other non-cash adjustments	—				7.4

Adjusted EBITDA	$438.0				$350.5

Net income	$204.1				$153.3
Depreciation	48.5				47.9
Amortization, including marketing fees	10.9				12.5
Impairment and other	18.5				5.1
Stock-based compensation	16.4				14.5
Changes in working capital and other	(4.7)				31.3
Investment in property, plant and equipment	(80.3)				(72.0)
Investment in intellectual property	—				(3.4)

Free cash flow	$213.4				$189.2

THE SCOTTS MIRACLE-GRO COMPANY
Footnotes to Preceding Financial Statements
Results of Operations

(1)
Basic income (loss) per common share amounts are calculated by dividing income (loss) from continuing operations, income (loss) from discontinued operations and net income (loss) by average common shares outstanding during the period.

(2)
Diluted income (loss) per common share amounts are calculated by dividing income (loss) from continuing operations, income (loss) from discontinued operations and net income (loss) by the average common shares and dilutive potential common shares (common stock options, stock appreciation rights, performance shares, restricted stock and restricted stock units) outstanding during the period. Since there is a loss for the three months ended September 30, 2010 and 2009, dilutive potential common shares were not included in the calculations for those periods because to do so would have been anti-dilutive.

(3)
“Adjusted EBITDA” is defined as net income (loss) before interest, taxes, depreciation and amortization as well as certain other items such as the impact of the cumulative effect of changes in accounting, costs associated with debt refinancing and other non-recurring, non-cash items affecting net income. Adjusted EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be used as an alternative to net income or income from continuing operations as an indicator of operating performance or to cash flow as a measure of liquidity.

(4)	The Reconciliation of Non-GAAP Disclosure Items includes the following non-GAAP financial measures:

Adjusted income (loss) from continuing operations and adjusted diluted income (loss) per share from continuing operations — These measures exclude charges or credits relating to refinancings, impairments, restructurings, product registration and recall matters, discontinued operations and other unusual items such as costs or gains related to discrete projects or transactions that are apart from and not indicative of the results of the operations of the business.

Adjusted EBITDA — The presentation of adjusted EBITDA is provided as a convenience to the Company’s lenders because adjusted EBITDA is a component of certain debt covenants.

Free cash flow — This annual measure is often used by analysts and creditors as a measure of a company’s ability to service debt, reinvest in the business beyond normal capital expenditures, and return cash to shareholders. Free cash flow is equivalent to cash provided by operating activities as defined by generally accepted accounting principles less capital expenditures.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures used in managing the business may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. The Company believes that these non-GAAP financial meaures are the most indicative of the company’s ongoing earnings capabilities and that disclosure of these non-GAAP financial measures therefore provides useful information to investors and other users of its financial statements, such as lenders. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP.